UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HAWAIIAN ELECTRIC COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Hawaii	99-0040500
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Richards Street

Honolulu, Hawaii 96813

(Address of principal executive offices including zip code)

HECO Capital Trust III

(Exact name of registrant as Specified in its Charter or Certificate of Trust)

Delaware	06-6537404
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o The Bank of New York

101 Barclay Street, 8W

New York, N.Y. 10286

Attention: Corporate Trust Administration

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.500 % Cumulative Quarterly Income Preferred Securities (QUIPSSM) of HECO Capital Trust III (and the Guarantee with respect thereto)	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-111073, 333-111073-01, 333-111073-02 and 333-111073-03.

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission respectfully is requested to send copies of all notices, orders and communications to:

David J. Reber, Esq. Goodsill Anderson Quinn & Stifel LLP 1099 Alakea Street, Suite 1800 Honolulu, Hawaii 96813 (808) 547-5600	Jeffrey J. Delaney, Esq. Pillsbury Winthrop LLP 1540 Broadway New York, New NY 10036 (212) 858-1000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description Of Registrants’ Securities To Be Registered.

The class of securities to be registered are 6.500% Cumulative Quarterly Income Preferred Securities, Series 2004 ( the “QUIPSSM”) representing preferred undivided beneficial ownership interests in the assets of HECO Capital Trust III, a Delaware statutory trust (“Trust III”), together with the Trust Guarantee Agreement between Hawaiian Electric Company, Inc., a Hawaii corporation (“HECO”) as guarantor and The Bank of New York as the Trust Guarantee Trustee (the “Trust Guarantee”).

The form of the Trust Guarantee is incorporated by reference to the Registration Statement on Form S-3 (Registration Nos. 333-111073, 333-111073-01, 333-111073-02 and 333-111073-03) filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2003 under the Securities Act of 1933, as amended (the “Act”), as amended by Amendment No. 1 filed with the SEC on February 26, 2004 and Amendment No. 2 filed with the SEC on March 9, 2004 (the “Registration Statement”). The Registration Statement became effective on March 10, 2004. The particular terms of the QUIPS and the Trust Guarantee are described in a prospectus filed with the SEC on March 15, 2004 pursuant to Rule 424(b) under the Act and is incorporated by reference as set forth in Item 2 below.

Item 2. EXHIBITS

The QUIPS and the Trust Guarantee will be listed on the New York Stock Exchange (the “NYSE”). No other securities of Trust III are listed on the NYSE. Accordingly, the following Form 8-A exhibits (the “Exhibits”) were previously filed with the SEC as indicated and are incorporated by reference herein.

1.1	Prospectus filed pursuant to Rule 424(b) in connection with the Registration Statement.

2.1	Certificate of Trust of HECO Capital Trust III dated November 20, 2003 (incorporated by reference to Exhibit 4(a) to the Registration Statement).

2.2	Trust Agreement of HECO Capital Trust III dated November 20, 2003 (incorporated by reference to Exhibit 4(b) to the Registration Statement).

2.3	Form of Amended and Restated Trust Agreement of HECO Capital Trust III (incorporated by reference to Exhibit 4(c) to the Registration Statement).

2.4	Form of Trust Guarantee Agreement between Hawaiian Electric Company, Inc. as guarantor and The Bank of New York as Trust Guarantee Trustee (incorporated by reference to Exhibit 4(g) to the Registration Statement).

2.5	Form of HECO Junior Indenture with The Bank of New York as Debenture Trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement).

2.6	Form of Maui Electric Company, Limited (“MECO”) and Hawaii Electric Light Company, Inc. (“HELCO” and, with MECO, each a “Subsidiary”) Junior Indenture with The Bank of New York as Trustee, and related Subsidiary Guarantee (incorporated by reference to Exhibit 4(h) to the Registration Statement).

2.7	Form of QUIPS (included in Exhibit 2.3 above).

2.8	Form of HECO Junior Subordinated Debenture (included in Exhibit 2.5 above).

2.9	Form of the Subsidiary Junior Subordinated Debentures (included in Exhibit 2.6 above).

2.10	Form of Expense Agreement among HECO Capital Trust III, HECO, MECO and HELCO (incorporated by reference to Exhibit 4(i) to the Registration Statement).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

HECO CAPITAL TRUST III

Date: March 16, 2004	By Hawaiian Electric Company, Inc. as depositor

	By	/s/ Richard A. von Gnechten
Richard A. von Gnechten
Financial Vice President

HAWAIIAN ELECTRIC COMPANY, INC. as Trust Guarantor

	By	/s/ Richard A. von Gnechten
Richard A. von Gnechten
Financial Vice President

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